As filed with the Securities and Exchange Commission on November 3, 2023.

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT POINT ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Alberta	1311	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

Suite 2000, 585-8th Avenue S.W.

Calgary, Alberta

T2P 1G1

(403) 693-0020

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

The Commission is requested to send copies of all communications to:
Ken Lamont	Guy P. Lander, Esq.	Mark Eade, Esq.
Crescent Point Energy Corp.	Carter Ledyard & Milburn LLP	Crescent Point Energy Corp.
Suite 2000, 585-8th Avenue S.W.	28 Liberty Street	Suite 2000, 585—8th Avenue S.W.
Calgary, Alberta	New York, New York	Calgary Alberta
T2P 1G1	10005	T2P 1G1
(403) 693-0020	(212) 238-8619	(403) 691-0020

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on (	) at (	) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on (	) at (	) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (	).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I - INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice President, General Counsel and Corporate Secretary of Crescent Point Energy Corp. at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, (telephone (403) 693-0020), and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 3, 2023

CRESCENT POINT ENERGY CORP.

Common Shares
Warrants
Subscription Receipts
Debt Securities

Crescent Point Energy Corp. (“Crescent Point”, the “Corporation”, “we”, “us” or “our”) may from time to time offer and issue: (i) common shares (“Common Shares”); (ii) warrants to purchase Common Shares or other securities (“Warrants”); (iii) subscription receipts, each of which, once purchased, will entitle the holder to receive, upon satisfaction of certain release conditions, and for no additional consideration, one Common Share (“Subscription Receipts”); or (iv) bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “debt securities”), (the Common Shares, Warrants, Subscription Receipts and debt securities are collectively referred to herein as the “Securities”), or any combination thereof, during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined at the time of sale set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). The Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined herein). See “Well-Known Seasoned Issuer”.

We are permitted, under the multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein by reference, if any, have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to financial statements of United States companies. See “About this Prospectus”.

Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Certain data relating to our oil and gas reserves included in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See “Note Relating to Reserves Disclosure”.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement. See “Certain Income Tax Considerations”.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of Alberta, that all of Crescent Point’s officers and most of Crescent Point’s directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” along with the risk factors described in the applicable Prospectus Supplement pertaining to a distribution of Securities and the risk factors described in the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any offering of Securities will be set forth in a Prospectus Supplement or Prospectus Supplements including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered by the Corporation and the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution); (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the Warrants are issued and any other specific terms of the Warrants; (iii) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and any other specific terms of the Subscription Receipts; and (iv) in the case of debt securities, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus, provided that any debt securities will not be specified derivatives or asset-backed securities. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained or incorporated by reference in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our Common Shares are listed on both the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”), in each case under the symbol “CPG”. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, Subscription Receipts and debt securities will not be listed on any securities or stock exchange. There is currently no market through which the Warrants, Subscription Receipts or debt securities may be sold and purchasers may not be able to resell such Warrants, Subscription Receipts or debt securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Warrants, Subscription Receipts or debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Subscription Receipts or debt securities, and the extent of issuer regulation. Investing in the Securities involves risks. See “Risk Factors” in this Prospectus and in any applicable Prospectus Supplement.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Crescent Point may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by Crescent Point in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Subject to applicable laws, in connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price for the Securities at a level other than those which otherwise might prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

James E. Craddock is a director of the Corporation who resides outside of Canada and he has appointed the following agent for service of process:

Name and Address of Agent

Crescent Point Energy Corp.

Suite 2000, 585 - 8th Avenue SW,

Calgary, AB T2P 1G1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The head and principal office of the Corporation is located at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and the registered office is located at Suite 3700, 400 – 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Crescent Point”, the “Corporation”, “we”, “us” and “our” mean Crescent Point Energy Corp. and its subsidiaries including any partnership of which the Corporation or any of its subsidiaries are partners. Unless otherwise specified, all financial information included and incorporated by reference in this Prospectus has been prepared in accordance with IFRS, and, unless otherwise stated, all dollar amounts are expressed in Canadian dollars, and references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to United States dollars.

We may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings. Each time we offer and sell Securities we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement with additional information described under the heading “Where You Can Find More Information”.

Crescent Point has filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) a registration statement on Form F-10 relating to the offering of the Securities, of which this Prospectus forms part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus to the extent required under applicable securities laws.

Prospective purchasers should rely only on the information contained in this Prospectus, any applicable Prospectus Supplement(s) and the documents incorporated by reference herein. We have not authorized anyone to provide prospective purchasers with any information different than the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement or any other information included in the registration statement of which this Prospectus forms a part. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. Prospective purchasers should not assume that the information contained or incorporated by reference in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date of this Prospectus, the applicable Prospectus Supplement and the applicable documents incorporated by reference herein as our business, operating results, financial condition and prospects may have changed since that date.

Information on or connected to our website, even if referred to in a document incorporated by reference herein, is not, and should not be considered to be, a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice President, General Counsel and Corporate Secretary of Crescent Point at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, telephone (403) 693-0020. These documents are also available electronically via the System for Electronic Document Analysis and Retrieval + (“SEDAR+”), which can be accessed at www.sedarplus.ca.

We file with the securities commission or authority in each of the provinces of Canada, annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. Our filings are also electronically available from the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which can be accessed at www.sec.gov, as well as from commercial document retrieval services.

Under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, the Canadian securities commissions and the SEC allow us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. As of the date hereof, the following documents, filed with the securities commission or similar authority in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in the Prospectus:

(a)	the Corporation’s annual information form dated March 1, 2023 for the year ended December 31, 2022 (the “AIF”);

(b)	the audited consolidated balance sheets of the Corporation as at December 31, 2022 and 2021 and the consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditors’ report thereon (the “Annual Financial Statements”);

(c)	management’s discussion and analysis of the Corporation for the year ended December 31, 2022 (the “Annual MD&A”);

(d)	the unaudited interim consolidated financial statements of the Corporation as at and for the three and nine month periods ended September 30, 2023 (the “Interim Financial Statements”);

(e)	management’s discussion and analysis of the Corporation as at and for the three and nine month periods ended September 30, 2023 (the “Interim MD&A”);

(f)	the information circular – proxy statement of the Corporation dated April 6, 2023 with respect to the annual meeting of the shareholders of the Corporation held on May 18, 2023;

(g)	our material change report dated April 6, 2023 (the “Spartan Acquisition MCR”) in connection with the asset sale agreement entered into by the Corporation’s wholly-owned partnership, Crescent Point Resources Partnership (the “Partnership”), with Spartan Delta Corp. (“Spartan”) pursuant to which the Partnership acquired Spartan’s Montney assets in Alberta for total consideration of $1.7 billion, subject to customary closing adjustments; and

(h)	our material change report dated September 1, 2023 (together with the Spartan Acquisition MCR, the “MCRs”) in connection with the purchase and sale agreement entered into by the Corporation’s wholly-owned subsidiary, Crescent Point Energy U.S. Corp. (“CPEUS”), with a private operator pursuant to which CPEUS sold its North Dakota assets in their entirety for total cash consideration of approximately $675 million (the “North Dakota Sale”).

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators, including any annual information form, audited annual consolidated financial statements (together with the auditor’s report thereon), information circular, unaudited interim consolidated financial statements, management’s discussion and analysis, material change reports (excluding confidential material change reports), business acquisition reports and any press release containing financial information for periods more recent than the most recent annual or interim financial statements filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this Prospectus and prior to the termination of any distribution period of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on SEDAR+. In addition, for the purposes of United States securities laws, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary in order to make a statement not misleading in light of the circumstances under which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any “template version” of “marketing materials” (as those terms are defined under applicable Canadian securities laws) that are utilized in connection with the distribution of Securities under this Prospectus and any applicable Prospectus Supplement(s) will be filed on SEDAR+. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Upon a new annual information form and related audited annual consolidated financial statements and management’s discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authority in each of the provinces of Canada during the term of this Prospectus, (i) the previous annual information form, the previous annual audited consolidated financial statements and related management’s discussion and analysis, (ii) all interim unaudited consolidated financial statements and related management’s discussion and analysis, all material change reports and all business acquisition reports filed by the Corporation prior to the commencement of the Corporation’s financial year in respect of which the new annual information form is filed, and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business or related business operations are incorporated into the Corporation’s current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim unaudited consolidated financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim unaudited consolidated financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new information circular relating to an annual meeting of shareholders being filed by the Corporation with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Corporation prior to the commencement of the Corporation’s financial year in respect of which the new information circular is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of any such Prospectus Supplement solely for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus include certain statements that constitute “forward-looking statements” within the meaning of section 27A of the 1933 Act, section 21E of the Exchange Act and the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” for the purposes of Canadian securities regulation (collectively, “forward-looking statements”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. Crescent Point has tried to identify such forward-looking statements by use of such words as “could”, “should”, “can”, “believe”, “will”, “may”, “intends”, “discontinues”, “estimates” and other similar expressions, but these words are not the exclusive means of identifying such statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Crescent Point believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements should not be unduly relied upon. These statements speak only as of the date of this Prospectus or, if applicable, as of the date specified in this Prospectus.

In particular, this Prospectus contains forward-looking statements pertaining to, among other things, the Corporation potentially issuing securities (including Securities) other than pursuant to this Prospectus, and to information that is expected to be set forth in any Prospectus Supplement.

By their nature, such forward-looking statements are subject to a number of risks, uncertainties and assumptions, which could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements, including those material risks and assumptions discussed in our documents incorporated or deemed to be incorporated by reference.

This information contains certain forward-looking estimates that involve substantial known and unknown risks and uncertainties, certain of which are beyond Crescent Point’s control. Such risks and uncertainties include, but are not limited to: financial risk of marketing reserves at an acceptable price given market conditions; volatility in market prices for oil and natural gas, decisions or actions of OPEC and non-OPEC countries in respect of supplies of oil and gas; delays in business operations or delivery of services due to pipeline restrictions, rail blockades, outbreaks, blowouts and business closures; the risk of carrying out operations with minimal environmental impact; industry conditions including changes in laws and regulations including the adoption of new environmental laws and regulations and changes in how they are interpreted and enforced; uncertainties associated with estimating oil and natural gas reserves; risks and uncertainties related to oil and gas interests and operations on Indigenous lands; economic risk of finding and producing reserves at a reasonable cost; uncertainties associated with partner plans and approvals; operational matters related to non-operated properties; increased competition for, among other things, capital, acquisitions of reserves and undeveloped lands; competition for and availability of qualified personnel or management; incorrect assessments of the value and likelihood of acquisitions and dispositions, and exploration and development programs; unexpected geological, technical, drilling, construction, processing and transportation problems; the impact of severe weather events and climate change; availability of insurance; fluctuations in foreign exchange and interest rates; stock market volatility; general economic, market and business conditions; changes in interest rates and inflation; uncertainties associated with regulatory approvals; geopolitical conflicts, including the Russian invasion of Ukraine and conflicts in the Middle East; uncertainty of government policy changes; the impact of the implementation of the Canada-United States-Mexico Agreement; uncertainty regarding the benefits and costs of dispositions; failure to complete acquisitions and dispositions; uncertainties associated with credit facilities and counterparty credit risk; changes in income tax laws, tax laws, crown royalty rates and incentive programs relating to the oil and gas industry; the wide-ranging impacts of the COVID-19 pandemic, including on health and safety, demand for oil and gas, and the supply chain; and other factors, many of which are outside the control of Crescent Point, including those listed under “Risk Factors” in this Prospectus. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as each of these are interdependent and Crescent Point’s future course of action depends on management’s assessment of all information available at the relevant time.

Statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and that the reserves can be profitably produced in the future. Actual reserve values may be greater than or less than the estimates provided herein.

Additional information on these and other factors that could affect Crescent Point’s operations or financial results are included in the AIF on file with Canadian and U.S. securities regulatory authorities (including our Annual Report on Form 40-F and Annual MD&A). Prospective purchasers are cautioned not to place undue reliance on the forward-looking information, which is given as of the date it is expressed in this Prospectus (or, in the case of a document incorporated by reference, the date of such document incorporated by reference). We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required pursuant to applicable law. All subsequent forward-looking statements, whether written or oral, attributable to Crescent Point or persons acting on the Corporation’s behalf are expressly qualified in their entirety by these cautionary statements.

This cautionary statement qualifies all forward-looking information contained in this Prospectus or incorporated by reference in this Prospectus.

SPECIAL NOTE REGARDING RESERVES DISCLOSURE

We are required to disclose reserves in accordance with Canadian securities law requirements and certain of the disclosure in the documents incorporated by reference in this Prospectus, including in our AIF and the MCRs, includes reserves information disclosed in compliance with these requirements.

The securities regulatory authorities in Canada have adopted National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. The oil and natural gas reserves contained in the documents incorporated by reference in this Prospectus have generally been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States or other foreign disclosure standards. NI 51-101 requires oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose proved and proved plus probable reserves, and to disclose reserves and production on a gross basis before deducting royalties. For example, the SEC generally permits oil and gas issuers, in their filings with the SEC, to disclose only “proved reserves” (as defined in the SEC rules), but permits the optional disclosure of “probable reserves” (as defined in the SEC rules). Canadian securities laws require oil and gas issuers, in their filings with Canadian securities regulators, to disclose not only proved reserves (which are defined differently from the SEC rules) but also probable reserves, each as defined in NI 51-101. Accordingly, “proved reserves” and “probable reserves” disclosed in the documents incorporated by reference herein may not be comparable to US standards, and in the documents incorporated by reference herein, Crescent Point has disclosed reserves designated as “proved plus probable reserves”. Probable reserves are higher-risk and are generally believed to be less likely to be accurately estimated or recovered than proved reserves. In addition, under Canadian disclosure requirements and industry practice, reserves and production are reported using gross volumes, which are volumes prior to deduction of royalties and similar payments. The SEC rules require reserves and production to be presented using net volumes, after deduction of applicable royalties and similar payments. Moreover, Crescent Point has determined and disclosed in the documents incorporated by reference herein estimated future net revenue from its reserves using forecast prices and costs, whereas the SEC rules require that reserves be estimated using a 12-month average price, calculated as the arithmetic average of the first-day-of-the month price for each month within the 12-month period prior to the end of the reporting period. Consequently, Crescent Point’s reserve estimates and production volumes in the documents incorporated by reference herein may not be comparable to those made by companies using United States reporting and disclosure standards. Further, the SEC rules are based on unescalated costs and forecasts.

Where applicable, a barrels of oil equivalent (“boe”) conversion rate of six thousand cubic feet of natural gas to one barrel of oil equivalent (6Mcf:1bbl) has been used based on an energy equivalent conversion method primarily applicable at the burner tip. Given that the value ratio based on the current price of crude oil as compared to natural gas is significantly different than the energy equivalency of the 6:1 conversion ratio, utilizing the 6:1 conversion ratio may be misleading as an indication of value.

For additional information regarding the presentation of our reserves and other oil and gas information, see the section entitled “Statement of Reserves Data and Other Oil and Gas Information” in our AIF, which is incorporated by reference herein.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Business Corporations Act (Alberta). Most of our directors, all of our officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and substantially all of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Norton Rose Fulbright Canada LLP, however, that there is a real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.

CRESCENT POINT ENERGY CORP.

The Corporation is an oil and gas exploration, development and production company. The Corporation is a conventional oil and gas producer with assets strategically focused in properties comprised of high quality, long life, operated, light and medium crude oil, natural gas liquids and natural gas reserves in Western Canada. The crude oil and natural gas properties and related assets generating income for the benefit of the Corporation are located in the provinces of Saskatchewan, Alberta and Manitoba.

The head and principal office of the Corporation is located at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and its registered office is located at Suite 3700, 400 – 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

CONSOLIDATED CAPITALIZATION

Except as described below, there have been no material changes in the consolidated share and loan capitalization of Crescent Point since September 30, 2023.

On October 24, 2023, the Corporation received the first installment of proceeds from the North Dakota Sale, which installment was approximately $500 million, and applied these proceeds against amounts outstanding under its unsecured credit facilities.

USE OF PROCEEDS

Specific information about our use of the net proceeds from an offering of Securities will be set forth in the Prospectus Supplement for that offering. We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

EARNINGS COVERAGE

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to any offering and sale of debt securities pursuant to this Prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations applicable to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain United States federal income tax considerations applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

Prospective purchasers should consult their own tax advisors prior to deciding to purchase any Securities.

RISK FACTORS

In addition to the risk factor set forth below, additional risk factors relating to our business are discussed in our AIF, Annual MD&A and Interim MD&A, and certain other documents incorporated by reference or deemed to be incorporated by reference in this Prospectus, which risk factors are incorporated by reference in this Prospectus. Prospective purchasers of Securities should consider carefully the risk factor set forth below, as well as the other information contained in and incorporated by reference in this Prospectus and in the applicable Prospectus Supplement before purchasing Securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected.

There is an absence of a public market for the Warrants, Subscription Receipts and debt securities and there can be no assurance as to the liquidity of the trading market for such Securities or that a trading market for such Securities will develop.

Prior to an offering, there will be no public market for the Warrants, Subscription Receipts and debt securities and we may not apply for a listing of such Securities on any securities exchange. As a result, purchasers may not be able to resell such Securities. If such Securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. The absence of a public market for such Securities may affect the pricing of such Securities in the secondary market, if any such market develops, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. There can be no assurance as to the liquidity of any trading market of such Securities or that a trading market for such Securities will develop.

PLAN OF DISTRIBUTION

The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.

AGENT FOR SERVICE OF PROCESS IN CANADA

James E. Craddock is a director of the Corporation who resides outside of Canada. Mr. Craddock has appointed Crescent Point, Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

CANADIAN WELL-KNOWN SEASONED ISSUER

The securities regulatory authorities in each of the provinces and territories of Canada have adopted a series of substantively harmonized blanket orders, including Alberta Securities Commission Blanket Order 44-501 Re Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers, 2021 ABASC 180 and the Alberta Securities Commission Variation of Blanket Order 44-501 Re Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers, 2023 ABASC 79 (collectively with the equivalent local blanket orders in each of the other provinces and territories of Canada, as extended, amended or varied, the “WKSI Blanket Orders”). This Prospectus has been filed by the Corporation in reliance on upon the WKSI Blanket Orders, which permit a “well-known seasoned issuer” or “WKSI” to file a final short form base shelf prospectus as the first public step in an offering and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

INTERESTS OF EXPERTS

As of the date of this Prospectus, the partners and associates of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

PricewaterhouseCoopers LLP has advised that it is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB) on auditor independence.

Information relating to our reserves in certain documents incorporated by reference in this Prospectus was derived from reserves report prepared by McDaniel & Associates Consultants Ltd. as independent qualified reserves evaluators. As of the date of this Prospectus, the designated professionals, as such term is defined under applicable securities legislation, of McDaniel & Associates Consultants Ltd., as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

Unless otherwise specified in the applicable Prospectus Supplement, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of Crescent Point by Norton Rose Fulbright Canada LLP, Calgary, Alberta, Canada. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditor is PricewaterhouseCoopers LLP, Chartered Professional Accountants. They have prepared an independent auditor’s report dated March 1, 2023 in respect of our audited annual consolidated financial statements for the year ended December 31, 2022 (comprising our consolidated balance sheets as at December 31, 2022 and December 31, 2021 and the consolidated statements of comprehensive income, shareholders’ equity and cash flows for the years then ended and the related notes) and the effectiveness of internal control over financial reporting as at December 31, 2022, and which are incorporated by reference herein.

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Where You Can Find More Information” in this Prospectus;

•	the consent of our auditor, PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm;

•	the consent of our Canadian counsel, Norton Rose Fulbright Canada LLP;

•	the consents of our independent qualified reserves evaluators, McDaniel & Associates Consultants Ltd.; and

•	powers of attorney from our directors and officers.

PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 124 of the ABCA provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a) was substantially successful on the merits in the person’s defence of the action or proceeding,

(b) fulfills the conditions set out in subsection (1)(a) and (b), and

(c) is fairly and reasonably entitled to indemnity.

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a) in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b) in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Sections 6, 8 and 9 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

7. Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act.

8. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

9. No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

We have also entered into indemnity agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons in the manner contemplated by the ABCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1	Registrant’s annual information form dated March 1, 2023 for the year ended December 31, 2022 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.2	Audited Consolidated Financial Statements (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2022 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.4	Registrants unaudited interim consolidated financial statements as at and for the three and nine month period ended September 30, 2023 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on November 2, 2023).
4.5	Management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the three and nine month period ended September 30, 2023 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on November 2, 2023).
4.6	Management information circular of the Registrant dated April 6, 2023 with respect to the annual and special meeting of the shareholders of the Registrant held on May 18, 2023 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 6, 2023).
4.7	Registrant’s Supplemental Disclosures about Extractive Activities - Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.10 from the Registrant’s Report on Form 40-F, filed with the Commission March 2, 2023).
4.8	Material Change Report dated April 6, 2023 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 10, 2023).
4.9	Material Change Report dated September 1, 2023.
5.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
5.2	Consent of McDaniel & Associates Consultants Ltd.
5.3	Consent of Norton Rose Fulbright Canada LLP.
6.1	Power of Attorney (included in Part III of this Registration Statement).
107	Filing Fee Table

PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on this 3rd day of November, 2023.

By:	/s/ Ken Lamont
	Name:	Ken Lamont
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ken Lamont, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 3rd day of November, 2023.

Signature	Title

/s/ Barbara Munroe	Director and Chair of the Board
Barbara Munroe

/s/ Craig Bryksa	President, Chief Executive Officer and Director
Craig Bryksa	(Principal Executive Officer)

/s/ Ken Lamont	Chief Financial Officer
Ken Lamont	(Principal Financial and Accounting Officer)

/s/ Mike Jackson	Director
Mike Jackson

/s/ John P. Dielwart	Director
John P. Dielwart

/s/ James E. Craddock	Director
James E. Craddock

/s/ Mindy Wight	Director
Mindy Wight

/s/ Jennifer F. Koury	Director
Jennifer F. Koury

/s/ Francois Langlois	Director
Francois Langlois

/s/ Myron M. Stadnyk	Director
Myron M. Stadnyk

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on this 3rd day of November, 2023.

CT Corporation System

By:	/s/ Rose Song
	Name:	Rose Song
	Title:	Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Registrant’s annual information form dated March 1, 2023 for the year ended December 31, 2022 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.2	Audited Consolidated Financial Statements (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2022 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on March 2, 2023).
4.4	Registrants unaudited interim consolidated financial statements as at and for the three and nine month period ended September 30, 2023 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on November 2, 2023).
4.5	Management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the three and nine month period ended September 30, 2023 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on November 2, 2023).
4.6	Management information circular of the Registrant dated April 6, 2023 with respect to the annual and special meeting of the shareholders of the Registrant held on May 18, 2023 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 6, 2023).
4.7	Registrant’s Supplemental Disclosures about Extractive Activities - Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.10 from the Registrant’s Report on Form 40-F, filed with the Commission March 2, 2023).
4.8	Material Change Report dated April 6, 2023 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 10, 2023).
4.9	Material Change Report dated September 1, 2023.
5.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
5.2	Consent of McDaniel & Associates Consultants Ltd.
5.3	Consent of Norton Rose Fulbright Canada LLP.
6.1	Power of Attorney (included in Part III of this Registration Statement).
107	Filing Fee Table

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